Exhibit 10.2
Commutation Agreement
BETWEEN
Cypress Reinsurance Ltd
AND
Atlantic Gateway International (SAC), Ltd
AND
Cypress II Segregated Account
(Segregated Account of Atlantic Gateway International (SAC) Ltd)
     This Commutation Agreement (“ Commutation”), effective this 31st day of August 2009, is entered into by and between Atlantic Gateway International (SAC) Ltd, (herein after “AGIL”), and Cypress Reinsurance Ltd. (herein after “Cypress”) and Cypress II Segregated Account (herein after “Cypress II”)
RECITALS
WHEREAS, Cypress Reinsurance Ltd is a company organized and existing under the laws of Bermuda and registered as an insurer entitled to avail itself of the provisions of the Act.
WHEREAS, AGIL is an approved Segregated Account Company (SAC) existing under the laws of Bermuda and registered as an insurer entitled to avail itself of the provisions of the Act.
WHEREAS, AGIL has established a new segregated account “Cypress II” existing under the laws of Bermuda and registered as a segregated account of AGIL and insurer entitled to avail itself of the provisions of the Act
WHEREAS, AGIL and Cypress Reinsurance Ltd (the “Reinsurer”) have entered into a Retroactive Reinsurance agreement executed March 29, 2004 for programs
CWHA year 2 (2002)
CWHA year 3 (2003)
and also a Master Reinsurance agreement effective June 1, 2004, and multiple Addendums for each program and subsequent program years identified as follows:
1A - ARISA year 1 (2003)
1B - ARISA year 2 (2004)
1C - ARISA ycar 3 (2005)
2 - CMDA (2004)
3 - CWHA year 4 (2004)
4 - Bizassure (2004)
5A - Hospitality Insurance Services year 1 (2004)
5B - Hospitality Insurance Services year 2 (2005)
6 - CWHA year 5 (2005)
(Herein after called the ‘Reinsurance Agreements’)
WHEREAS, the subject business is comprised of policies issued for the Identified Programs in each Reinsurance Addendum by Discover Re Managers, Ltd. or its designees on behalf of one or more of its Affiliated Insurers and which have been ceded to AGIL and a quota share portion retro-ceded to Cypress.
WHEREAS, Cypress desires to be liquidated, and transfer all current and potential future liabilities and assets pursuant to the ‘Reinsurance Agreements’ to new AGIL segregated account Cypress II.

PROVISIONS
     NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
A.	Warranties by Cypress II
     Cypress II warrants and represents to all of the other parties hereto that:
1.	It is properly licensed to accept all of Cypress’s rights, assume, and perform all of Cypress’s obligations under the commutation agreement.

2.	All legal and/or regulatory approvals necessary for AGIL and Cypress II to accept all rights and assume and perform all of Cypress’s obligations under the Commutation Agreement, if any, have been obtained.
B.	Application and Delivery of Funds and Records
1.	Cypress shall first transfer all assets including but not limited to the funds held in trust and escrow and certain liabilities pursuant to the ‘Reinsurance Agreements’ to Cypress II as of the date of this agreement. Any assets and liabilities thereafter received by Cypress pursuant to the ‘Reinsurance Agreements’ shall be delivered to Cypress II as soon as practicable, by Cypress.

2.	Cypress will pay AGIL a novation fee in the amount of $10,000 and in addition reimburse AGIL for any further legal fees incurred for the Novation of liabilities and/or liquidation of Cypress.
C.	Assignment and Assumption. Upon performance by Cypress of the above deliveries:
1.	Cypress shall be deemed to have assigned all of its rights and delegated all of its duties under the Commutation Agreement to Cypress II including, without limitation, the duty, after 12:01 a.m. of the above “Effective Date”, to indemnify AGIL for claims under the ‘Reinsurance Agreements’ pursuant to the Commutation Agreement, irrespective of the date of loss occurrence.

2.	Cypress II shall be deemed to have assumed all of Cypress’ rights and duties, and agreed to perform all of Cypress’ obligations under the ‘Reinsurance Agreements’.

3.	AGIL shall be deemed to have consented to the foregoing assignment and assumption.

4.	AGIL shall be deemed to have released Cypress from all further obligations under the ‘Reinsurance Agreements’ except for any obligations arising out of the reconciliation and accounting referenced below.

5.	Cypress may at any time be liquidated, provided, however, that any funds relating to the ‘Reinsurance Agreements’ thereafter received by Cypress pursuant to the Commutation Agreement shall be held in trust for the benefit of AGIL and shall be promptly delivered to AGIL; such obligation shall survive termination of the Commutation Agreement.
6.	Anything herein to the contrary notwithstanding, each of the parties hereto hereby covenants with the other that, prior to and following execution of this Commutation Agreement, it will execute and deliver all and any such deeds, documents, and further assurances and will do or refrain from doing all and any such acts, matters and things as may be requisite or desirable for the purposes of carrying out the terms and intent of this Commutation Agreement.
D.	Commutation. Upon the signing of this agreement all three parties hereto shall be deemed to have consented to a commutation and AGIL shall be deemed to have released Cypress from all further obligations under the Reinsurance Agreements. Cypress shall continue to cooperate with AGIL in a reconciliation and accounting of the amounts transferred and the parties shall properly adjust such amounts upon completion of such reconciliation and accounting.
E.	Due Authorization. Each party hereby warrants and represents to the others that all of the agreements it has made in this Commutation Agreement have been duly authorized by its Board of Directors or are otherwise permitted under its organizational and other documents.
ALL OTHER TERMS AND CONDITIONS OF THE MASTER REINSURANCE AGREEMENT EXECUTED JUNE 1, 2004 AND ITS SUBSEQUENT AFFILILATED ADDENDUMS AND THE RETROACTIVE REINSURANCE EXCUTED MARCH 29, 2004 AGREEMENT REMAINS UNCHANGED.
IN WITNESS WHEREOF, the parties hereto have executed this Memorandum effective on the day and year first written above.

Atlantic Gateway International (SAC) Ltd
By:	/s/ Richard A. Stasi
	Name:	Richard A. Stasi
	Title:	VP / DIRECTOR
	Date:	9/10/09

Cypress Reinsurance Ltd
By:	/s/ Mark Detillion
	Name:	Mark Detillion
	Title:	DIRECTOR
	Date:	9/9/09

Cypress II Segregated Account
By:	/s/ Keith Gerhardstein
	Name:	Keith Gerhardstein
	Tile:	VP
	Date:	9/10/09

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